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                                                                    EXHIBIT 21.1

                 KEYSTONE INTERNATIONAL, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

     The following subsidiaries are included in the Company's Consolidated Financial Statements and are wholly owned, with the exception of Keystone Valve (Korea) Limited, which is 90% owned.

 (1) Keystone International Holdings Corp., incorporated under the laws of the State of Delaware.

 (2) Keystone Valves and Controls, Inc., incorporated under the laws of the State of Texas (doing business as Keystone Valve U.S.A., Inc., Keystone Sales, Inc., and Keystone Controls, Inc.).

 (3) Keystone Morin, Inc., incorporated under the laws of the State of Alabama.

 (4) Yarway Corporation, incorporated under the laws of the Commonwealth of Pennsylvania (doing business as Yarway Corporation and Keystone Vanessa, Inc.).

 (5) Keystone Valvtron, Inc., incorporated under the laws of the State of Delaware.

 (6) Anderson, Greenwood & Co., incorporated under the laws of the State of Delaware (doing business as Anderson, Greenwood & Co., Kunkle Valve Division, and A-G Safety Sales & Services of Texas, Inc.).

 (7) A-G Safety Sales, Inc., incorporated under the laws of the State of Alabama.

 (8) A-G Safety Sales & Services, Inc., incorporated under the laws of the State of Delaware.

 (9) Anderson, Greenwood Rupture Discs, Inc., incorporated under the laws of the State of Delaware.

(10) Kunkle Foundry Company, Inc., incorporated under the laws of the State of Indiana.

(11) Keystone Valve Middle East, Inc., incorporated under the laws of the State of Texas.

(12) Keystone Saudi, Inc., incorporated under the laws of the State of Texas.

(13) Keystone Kuwait, Inc., incorporated under the laws of the State of Delaware.

(14) Keystone Canada, Inc., incorporated under the laws of the Province of Ontario, Canada.

(15) Keystone do Brasil, Ltda., incorporated under the laws of the Federal Republic of Brazil.

(16) Valvulas Keystone de Mexico, S.A. de C. V., incorporated under the laws of the Republic of Mexico.

(17) Keystone Valve (Europa) B.V., incorporated under the laws of The
     Netherlands.

(18) Keystone Valve (U.K.) Ltd., incorporated under the laws of the United Kingdom.

(19) Keystone G.m.b.H., incorporated under the laws of the Federal Republic of Germany.

(20) Biffi Italia S.r.1., incorporated under the laws of Italy.

(21) Keystone Vanessa S.r.1., incorporated under the laws of Italy.

(22) Keystone Pacific Pty. Ltd., incorporated under the laws of the State of New South Wales, Australia.

(23) Keystone Valve (Korea) Limited, incorporated under the laws of the Republic of Korea.

(24) Nippon Keystone Corporation, incorporated under the laws of Japan.

(25) Keystone Southeast Asia Pte. Ltd., incorporated under the laws of
     Singapore.

(26) Keystone Valve Hong Kong Ltd., incorporated under the laws of Hong Kong.

(27) Keystone Valve (M) Sdn. Bhd., incorporated under the laws of Malaysia.

(28) Kumpulan Injap Kebesan (M) Sdn. Bhd., incorporated under the laws of Malaysia.
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(29) Keystone Valve Thailand Ltd., incorporated under the laws of Thailand.

(30) Keystone Valve (Taiwan) Ltd., incorporated under the laws of the Republic of China.

(31) Keystone Valve (China) Ltd., incorporated under the laws of the People's Republic of China.

(32) Keystone Valves (India) Pvt. Limited, incorporated under the laws of India.

(33) Nortrac Engineering Limited, incorporated under the laws of New Zealand.

(34) Keystone International Distribution Company, Inc., incorporated under the laws of the State of Delaware.

(35) No. 300-33-01 Nova Scotia Company, incorporated under the laws of Nova Scotia.

(36) Century Industries, Inc., incorporated under the laws of the Province of Alberta, Canada.

(37) Century Valve and Machine, Ltd., incorporated under the laws of the Province of Alberta, Canada.

(38) Keystone France Holdings Corp., incorporated under the laws of the State of Delaware.

(39) Gachot S.A., incorporated under the laws of France.

(40) Keystone Germany Holdings Corp., incorporated under the laws of the State of Delaware.

(41) Keystone Middle East, Inc., incorporated under the laws of the State of Delaware.

(42) Chemat G.m.b.H., incorporated under the laws of the Federal Republic of Germany.

(43) Chemat Verw., incorporated under the laws of the Federal Republic of Germany.

(44) Yarway Properties, Inc., incorporated under the laws of the State of North Carolina.

(45) Keystone Asia Pacific Pty. Ltd., incorporated under the laws of Australia.

(46) S.I.R.R.O.S., incorporated under the laws of France.